AMENDMENT NUMBER ONE TO INBOUND CALL
               MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT

      This Amendment Number One amends and supplements the Inbound Call Management and Fulfillment Services Agreement dated August 6, 2001 (the "Inbound Call Management and Fulfillment Services Agreement") between Scout Investment Advisors, Inc., a Missouri corporation (the "Corporation"), and Sunstone Distribution Services, LLC, a Wisconsin limited liability company, in regard to the UMB Scout Funds (individually, a "Fund", and collectively, the "Funds"). The parties agree that the following terms and conditions shall apply to and amend and restate the Inbound Call Management and Fulfillment Services Agreement:

1. Sunstone Distribution Services, LLC has changed its name to UMB Distribution Services, LLC. Accordingly, all references to "Sunstone" in the Inbound Call Management and Fulfillment Services Agreement are canceled and replaced by "UMBDS".

2. Section 5(a) of the Inbound Call Management and Fulfillment Services Agreement is canceled and is replaced by the following Section 5(a), now restated to provide as follows:

      "5(a) UMBDS shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act, in the absence of its willful misfeasance or negligence in connection with its duties under this Agreement. UMBDS shall indemnify and hold harmless the Corporation from and against any and all claims, actions, suits, demands, losses, expenses, and liabilities (including the costs of investigating or defending any alleged claims, actions, suits, demands, losses, expenses, and liabilities) (collectively, "Losses") of any and every nature which the Corporation may sustain or incur or which may be asserted against the Corporation by any person arising directly or indirectly out of UMBDS's willful misfeasance or negligence in connection with its duties under this Agreement; provided, however, UMBDS shall not be liable for any actions or omissions taken in accordance with the instructions, directions or requests of officers or representatives of the Corporation."

3. The last sentence of Section 5(d) of the Agreement is canceled and is replaced by the following sentence, now restated to provide as follows:
      "Under no circumstances shall either UMBDS or the Corporation be liable for any incidental, consequential, or punitive damages, direct or indirect."

4. All of the remaining terms and conditions contained in the Inbound Call Management and Fulfillment Services Agreement are hereby restated as originally set forth in the Inbound Call Management and Fulfillment Services Agreement and incorporated by reference into this Amendment Number One.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment Number One effective the ______ day of ________________, 2002.



UMB DISTRIBUTION SERVICES, LLC       SCOUT INVESTMENT ADVISORS, INC.


By:                                  By:
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            (Signature)                         (Signature)

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            (Name)                                    (Name)

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            (Title)                                   (Title)

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